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                                                      1940 Act File No. 811-8216

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                       U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
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                                       FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940             /X/
                                   Amendment No. 1

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                      RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.

                  (Exact Name of Registrant as Specified in Charter)

                               Four Embarcadero Center
                        San Francisco, California  94111-4189

                       (Address of Principal Executive Offices)

                                    (415) 954-5400
                (Registrant's Telephone Number, Including Area Code)
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                                 Robert J. Goldstein
                      RCM Strategic Global Government Fund, Inc.
                               Four Embarcadero Center
                        San Francisco, California  94111-4189


                       (Name and Address of Agent for Service)

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                                        PART C


ITEM 23.  EXHIBITS

     New Section 15 of Article II of the Registrant's Bylaws and Section 1 and 2, as supplemented and amended, respectively, of Article II of Registrant's Bylaws, each as adopted on December 8, 1998, by the Registrant's Board of Directors, are filed herewith as Exhibit 2.b.



                                      SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on the 30th day of March, 1999.

                                     RCM Strategic Global Government Fund, Inc.

                                     By:  /s/Judith W. O'Connell
                                          ----------------------
                                          Secretary and Treasurer

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                                    EXHIBIT INDEX


Exhibit No.                                  Description
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2.b.                                         Supplemented and Amended portions
                                             of Section 1 and 2, respectively,
                                             and a New Section 15 of Article II
                                             of the Registrant's Bylaws